Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2009 SECOND QUARTER FINANCIAL RESULTS
     KILGORE, Texas, August 5, 2009 (GlobeNewswire via COMTEX News Network) — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the second quarter ended June 30, 2009.
     MMLP reported net income for the second quarter of 2009 of $7.9 million, or $0.49 per limited partner unit. This compared to net income for the second quarter of 2008 of $4.3 million, or $0.25 per limited partner unit. Revenues for the second quarter of 2009 were $128.3 million compared to $308.1 million for the second quarter of 2008. Revenues were significantly impacted by decreasing commodity prices during the period. Second quarter 2009 net income was positively impacted by $5.1 million, or $0.35 per limited partner unit, in gain on the sale of property, plant and equipment. Second quarter 2009 net income was negatively impacted by $1.8 million, or $0.12 per limited partner unit, in non-cash derivatives net losses from certain commodity and interest rate hedges that did not qualify for hedge accounting.
     MMLP reported net income for the six months ended June 30, 2009 of $12.8 million, or $0.76 per limited partner unit. This compared to net income for the six months ended June 30, 2008 of $12.3 million, or $0.76 per limited partner unit. Revenues for the six months ended June 30, 2009 were $285.2 million compared to $621.2 million for the six months ended June 30, 2008. Revenues were significantly impacted by decreasing commodity prices during the period. For the six months ended June 30, 2009 net income was positively impacted by $5.1 million, or $0.35 per limited partner unit, in gain on the sale of property, plant and equipment. For the six months ended June 30, 2009 net income was negatively impacted by $2.9 million, or $0.20 per limited partner unit, in non-cash derivatives net losses from certain commodity and interest rate hedges that did not qualify for hedge accounting.
     The Company’s distributable cash flow for the second quarter of 2009 was $10.7 million. The Company’s distributable cash flow for the six months ended June 30, 2009 was $24.6 million. Distributable cash flow was negatively impacted by the decrease in revenues noted above and a decrease in equity in earnings from unconsolidated entities resulting from the shutdown of the Company’s Waskom plant in order to accommodate plant and fractionator expansion during the second quarter of 2009. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     MMLP’s second quarter 2009 financial statements are included with this press release. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 5, 2009.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “Overall, I am pleased with our second quarter performance in the face of a tough economic environment. Our Terminalling and Sulfur Services segments exceeded expectations primarily due to strong asphalt volumes through our terminals and higher fertilizer margins, respectively. In addition, we experienced continued strength in unit margins in our propane and NGL businesses. As expected, however, our performance was down relative to the first quarter primarily due to downtime at our Waskom plant and underutilization of our offshore marine equipment. Downtime associated with our Waskom plant was primarily due to the expansion of processing capacity from 265 MMcfd to 285 MMcfd and fractionation capacity from 12,500 barrels per day to 14,500 barrels per day. Despite timing the expansions to coincide with scheduled turnarounds of two of Waskom’s major NGL customers, various parts of the plant were down approximately 5-6 weeks. Looking ahead, we expect our overall business to improve slightly in the third quarter and fourth quarters as we expect to benefit from normalized volumes at our Waskom plant, improved utilization of our offshore marine equipment, as well as continued strength in our Terminalling and Sulfur Services segments. ”
Investors’ Conference Call
     An investors’ conference call to review the second quarter results will be held on Thursday, August 6, 2009 at 8:00 a.m. Central Time. The conference call can be accessed by calling 888-617-5714. An audio replay of the conference call will be available by calling 888-203-1112 from 9:00 a.m. Central Time on August 6, 2009 through 11:59 p.m. Central Time on August 20, 2009. The access code for the conference call and the audio replay is: Conference ID No. 3365649. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas services; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com .
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because MMLP’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with generally accepted accounting principles (GAAP) in the United States. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in Statements of Operations), plus depreciation and amortization, less gain on the sale of property, plant and equipment, plus amortization of deferred debt issuance costs, less deferred taxes (as reported in its Statements of Cash Flows), plus distribution equivalents from unconsolidated entities (as described below), plus invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in Statements of Operations), plus non-cash mark-to-market on derivatives (as reported in Statements of Cash Flows), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on August 5, 2009), plus unit-based compensation (as reported in Statements of Capital).
     MMLP’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in Statements of Cash Flows), plus return of investments from unconsolidated entities (as reported in Statements of Cash Flows), plus distributions in-kind from equity investments (as reported in Statements of Cash Flows). For the quarter ended June 30, 2009, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $0.2 million, and $1.0 million, respectively. For the six months ended June 30, 2009, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.7 million, $0.4 million, and $2.3 million, respectively.
     MMLP’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in Statements of Cash Flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on August 5, 2009). For the quarter ended June 30, 2009, MMLP’s distributions from (contributions to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were ($1.6) million and $2.1 million, respectively. For the six months ended June 30, 2009, MMLP’s distributions from (contribution to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were ($1.0) million and $2.3 million, respectively.
     Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets
Cash	$9,573	$7,983
Accounts and other receivables, less allowance for doubtful accounts of $754 and $481	53,425	68,117
Product exchange receivables	7,603	6,924
Inventories	34,563	42,461
Due from affiliates	7,003	555
Fair value of derivatives	2,470	3,623
Other current assets	834	1,079

Total current assets	115,471	130,742

Property, plant, and equipment, at cost	532,206	537,381
Accumulated depreciation	(138,783)	(125,256)

Property, plant and equipment, net	393,423	412,125

Goodwill	37,268	37,405
Investment in unconsolidated entities	80,613	79,843
Fair value of derivatives	487	1,469
Other assets, net	6,219	7,332

	$633,481	$668,916

Liabilities and Capital

Trade and other accounts payable	$58,483	$87,382
Product exchange payables	17,388	10,924
Due to affiliates	11,765	13,420
Income taxes payable	414	414
Fair value of derivatives	8,156	6,478
Other accrued liabilities	3,108	6,077

Total current liabilities	99,314	124,695

Long-term debt	297,200	295,000
Deferred income taxes	8,324	8,538
Fair value of derivatives	1,961	4,302
Other long-term obligations	1,471	1,667

Total liabilities	408,270	434,202

Partners’ capital	228,744	239,649
Accumulated other comprehensive loss	(3,533)	(4,935)

Total partners’ capital	225,211	234,714

Commitments and contingencies
	$633,481	$668,916

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Terminalling and storage	$9,982	$9,900	$19,581	$17,820
Marine transportation	15,101	19,309	31,437	35,712
Product sales:
Natural gas services	74,822	182,025	165,688	389,117
Sulfur services	19,343	86,027	45,929	156,252
Terminalling and storage	9,020	10,882	22,539	22,258

	103,185	278,934	234,156	567,627

Total revenues	128,268	308,143	285,174	621,159

Costs and expenses:
Cost of products sold:
Natural gas services	69,668	180,324	152,335	383,174
Sulfur services	8,591	75,964	27,026	132,304
Terminalling and storage	7,918	10,270	20,023	20,191

	86,177	266,558	199,384	535,669

Expenses:
Operating expenses	23,519	26,195	47,407	50,412
Selling, general and administrative	4,087	3,467	8,266	6,946
Depreciation and amortization	8,511	7,614	16,916	14,954

Total costs and expenses	122,294	303,834	271,973	607,981

Other operating income (loss)	5,073	(14)	5,073	126

Operating income	11,047	4,295	18,274	13,304

Other income (expense):
Equity in earnings of unconsolidated entities	1,028	4,372	3,088	7,882
Interest expense	(4,183)	(3,895)	(8,852)	(8,638)
Other, net	49	67	71	247

Total other income (expense)	(3,106)	544	(5,693)	(509)

Net income before taxes	7,941	4,839	12,581	12,795
Income tax benefit (expense)	(16)	(522)	214	(461)

Net income	$7,925	$4,317	$12,795	$12,334

General partner’s interest in net income	$868	$665	$1,675	$1,316
Limited partners’ interest in net income	$7,057	$3,652	$11,120	$11,018

Net income per limited partner unit-basic and diluted	$0.49	$0.25	$0.76	$0.76

Weighted average limited partner units — basic	14,532,826	14,532,826	14,532,826	14,532,826
Weighted average limited partner units — diluted	14,537,737	14,535,779	14,537,119	14,535,564
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
						Accumulated
						Other
					General	Comprehensive
	Common		Subordinated		Partner	Income (Loss)
	Units	Amount	Units	Amount	Amount	Amount	Total
Balances — January 1, 2008	12,837,480	$244,520	1,701,346	$(6,022)	$4,112	$(6,762)	$235,848

Net income	—	9,958	—	1,060	1,316	—	12,334

Cash distributions	—	(18,229)	—	(2,416)	(1,535)	—	(22,180)

Unit-based compensation	—	34	—	—	—	—	34

Adjustment in fair value of derivatives	—	—	—	—	—	(9,539)	(9,539)

Balances — June 30, 2008	12,837,480	$236,283	1,701,346	$(7,378)	$3,893	$(16,301)	$216,497

Balances — January 1, 2009	13,688,152	$239,333	850,674	$(3,688)	$4,004	$(4,935)	$234,714

Net income	—	10,470	—	650	1,675	—	12,795

Cash distributions	—	(20,532)	—	(1,276)	(1,923)	—	(23,731)

Unit-based compensation	—	31	—	—	—	—	31

Adjustment in fair value of derivatives	—	—	—	—	—	1,402	1,402

Balances — June 30, 2009	13,688,152	$229,302	850,674	$(4,314)	$3,756	$(3,533)	$225,211

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2009.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net income	$12,795	$12,334

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,916	14,954
Amortization of deferred debt issuance costs	562	559
Deferred taxes	(214)	(155)
Gain on sale of property, plant and equipment	(5,073)	(126)
Equity in earnings of unconsolidated entities	(3,088)	(7,882)
Distributions from unconsolidated entities	650	—
Distributions in-kind from equity investments	2,316	5,621
Non-cash mark-to-market on derivatives	2,874	5,195
Other	31	34
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	14,661	(22,959)
Product exchange receivables	(679)	(31,236)
Inventories	7,898	(50,034)
Due from affiliates	(2,392)	(6,011)
Other current assets	245	(6,509)
Trade and other accounts payable	(29,099)	64,546
Product exchange payables	6,464	46,302
Due to affiliates	7,789	2,595
Income taxes payable	—	69
Other accrued liabilities	(2,969)	(34)
Change in other non-current assets and liabilities	(100)	(224)

Net cash provided by operating activities	29,587	27,039

Cash flows from investing activities:
Payments for property, plant and equipment	(25,428)	(52,756)
Acquisitions, net of cash acquired	—	(5,983)
Proceeds from sale of property, plant and equipment	19,610	404
Return of investments from unconsolidated entities	380	600
Distributions from (contributions to) unconsolidated entities for operations	(1,028)	75

Net cash used in investing activities	(6,466)	(57,660)

Cash flows from financing activities:
Payments of long-term debt	(56,900)	(100,791)
Proceeds from long-term debt	59,100	160,770
Payments of debt issuance costs	—	(18)
Cash distributions paid	(23,731)	(22,180)

Net cash provided by (used in) financing activities	(21,531)	37,781

Net increase in cash	1,590	7,160
Cash at beginning of period	7,983	4,113

Cash at end of period	$9,573	$11,273

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2009.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2009	2009
Net income	$7,925	$12,795

Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	8,511	16,916
Gain on sale of property, plant and equipment	(5,073)	(5,073)
Amortization of deferred debt issuance costs	281	562
Deferred taxes	(119)	(214)
Distribution equivalents from unconsolidated entities[1]	1,173	3,346
Invested cash in unconsolidated entities[2]	430	1,313
Equity in earnings of unconsolidated entities	(1,028)	(3,088)
Non-cash mark-to-market on derivatives	1,742	2,874
Maintenance capital expenditures	(3,182)	(4,897)
Unit-based compensation	12	31

Distributable cash flow	$10,672	$24,565

[1] Distribution equivalents from unconsolidated entities:
Distributions from unconsolidated entities	$—	$650
Return of investments from unconsolidated entities	160	380
Distributions in-kind from equity investments	1,013	2,316

Distributions equivalents from unconsolidated entities	$1,173	$3,346

[2] Invested cash in unconsolidated entities:
Distributions from (contributions to) unconsolidated entities for operations	$(1,668)	$(1,028)
Expansion capital expenditures in unconsolidated entities	2,098	2,341

Invested cash in unconsolidated entities	$430	$1,313